Exhibit 10.17
AMENDMENT TO THE
1991 STOCK OPTION AND RESTRICTED STOCK PLAN
Pursuant to the provisions of Section 15 thereof, the Noble Corporation 1991 Stock Option and Restricted Stock Plan as amended and restated effective as of October 29, 2009 (the “Plan”), is hereby amended in the following respects only:
FIRST: Section 2 of the Plan is hereby amended to add a new “Change in Control” definition to the Plan as subsection (e) of said Section, and the subsection letters beginning with existing subsection (e) of said Section and including those that follow in said Section are hereby re-lettered to be in the correct alphabetical sequence:
(e) “Change in Control” means:
(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (A) the then outstanding Registered Shares of the Company (the “Outstanding Parent Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Parent Voting Securities”); provided, however, that for purposes of this subparagraph (c)(i) the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company, or (z) any acquisition by any corporation pursuant to a reorganization, merger, amalgamation or consolidation, if, following such reorganization, merger, amalgamation or consolidation, the conditions described in clauses (A), (B) and (C) of subparagraph (iii) of this Section 2(e) are satisfied; or
(ii) individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of such Board; provided, however, that any individual becoming a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the directors of the Company then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) consummation of a reorganization, merger, amalgamation or consolidation of the Company, with or without approval by the shareholders of the Company, in each case, unless, following such reorganization, merger, amalgamation or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Shares and Outstanding Parent Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, amalgamation or consolidation, of the Outstanding Parent Shares and Outstanding Parent Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such company resulting from such reorganization, merger, amalgamation or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger, amalgamation or consolidation, directly or indirectly, 15% or more of the Outstanding Parent Shares or Outstanding Parent Voting Securities, as the case may be) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of the company resulting from such reorganization, merger, amalgamation or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, amalgamation or consolidation; or
(iv) consummation of a sale or other disposition of all or substantially all the assets of the Company, with or without approval by the shareholders of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Shares and Outstanding Parent Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Parent Shares and Outstanding Parent Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 15% or more of the Outstanding Parent Shares or Outstanding Parent Voting Securities, as the case may be) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, or anything to the contrary set forth herein, a transaction or series of related transactions will not be considered to be a Change of Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) (A) immediately following such transaction(s), the then outstanding shares of common stock (or equivalent security) of such holding company and the combined voting power of the then outstanding voting securities of such holding company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Shares and Outstanding Parent Voting Securities immediately prior to such transaction(s) in substantially the same proportion as their ownership immediately prior to such transaction(s) of the Outstanding Parent Shares and Outstanding Parent Voting Securities, as the case may be, or (B) the shares of Outstanding Parent Voting Securities outstanding immediately prior to such transaction(s) constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction(s).
SECOND: The last paragraph of Section 3 of the Plan is hereby amended by restatement in its entirety to read as follows:
Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend or rescind administrative and interpretive rules and regulations relating to the Plan; (b) to construe the Plan; (c) to make all other determinations necessary or advisable for administering the Plan; (d) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of Options, (ii) the extent to which transfer restrictions shall apply to Shares issued upon exercise of Options or any SARs that relate to such Options or in settlement of awards of Restricted Stock Units, (iii) the effect of termination of employment upon the exercisability of Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal

Revenue Service) upon the exercisability of Options; (e) to accelerate, regardless of whether the Agreement so provides, (i) the time of exercisability of any Option and SAR that relates to such Option, (ii) the time of the lapsing of restrictions on any Restricted Stock award that is not a Performance Award, or (iii) the time of the lapsing of restrictions on or for the vesting or payment of any Restricted Stock Units award or Cash Award that is not a Performance Award, provided that (iv) such acceleration does not subject the benefits payable under a Restricted Stock Units award or Cash Award to the tax imposed by Section 409A of the Code, and (v) with respect to an Option and SAR that relates to such Option, a Restricted Stock award, a Restricted Stock Units award or a Cash Award that was granted or awarded on or after February 6, 2010, such an acceleration shall be made only by reason of the death, Disability or Retirement of the person to whom such Option and SAR, Restricted Stock award, Restricted Stock Units award or Cash Award was granted or awarded, or upon a Change in Control; (f) subject to Section 18 of the Plan, to amend any Agreement provided that such amendment does not (i) adversely affect the Optionee or awardee under such Agreement in a material way without the consent of such Optionee or awardee, or (ii) cause any benefit provided or payable under such Agreement that is intended to comply with or be exempt from Section 409A of the Code, or intended to be qualified performance-based compensation within the meaning of Treasury Regulation section 1.162-27(e), to fail to comply with or be exempt from Section 409A of the Code or to fail to be qualified performance-based compensation within the meaning of Treasury Regulation section 1.162-27(e), respectively; (g) to construe the respective Agreements; and (h) to exercise the powers conferred on the Committee under the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on the matters referred to in this Section 3 shall be final and conclusive.
THIRD: Section 19 of the Plan is hereby amended to add a new subsection (e) at the end thereof to read as follows:
(e) Any provision of this Plan to the contrary notwithstanding, the Agreement evidencing each Restricted Stock award, Restricted Stock Units award or Cash Award awarded pursuant to this Plan on or after February 6, 2010, shall provide for a restriction period with respect to a Restricted Stock award, or a vesting period with respect to a Restricted Stock Units award or Cash Award, that shall not be less than three years from the date of the awarding of such award so that the restrictions may cease or vesting may occur with respect to no more than one-third of the Shares or amount subject to such award on each of the first three anniversaries of the date of the awarding of such award; provided, however, that notwithstanding the foregoing provisions of this subsection (e), the Committee in its sole and absolute discretion may provide in an Agreement evidencing an award that its restrictions shall cease or such award shall vest upon the death, Disability or Retirement of the person to whom such award was awarded, or upon a Change in Control.

FOURTH: The last paragraph of Section 20(b) of the Plan is hereby amended by restatement in its entirety to read as follows:
The Committee shall have the authority (and the Agreement evidencing an award of Restricted Stock may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the Shares of Restricted Stock awarded to a person hereunder on such terms and conditions as the Committee may deem appropriate, provided that such a cancellation (i) shall be made only by reason of the death, Disability or Retirement of the person to whom such Restricted Stock award has been awarded, or upon a Change in Control, and (ii) does not cause any Shares of Restricted Stock that were awarded as a Performance Award to fail to be qualified performance-based compensation within the meaning of Treasury Regulation section 1.162-27(e).
IN WITNESS WHEREOF, this Amendment has been executed to be effective on this 6th day of February, 2010.

NOBLE CORPORATION
By:	/s/ Julie J. Robertson
Julie J. Robertson
Executive Vice President and Corporate Secretary